UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 10, 2006
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On May 10, 2006, the stockholders of Regent Communications, Inc. (“Regent”) approved and adopted the Regent 2006 Directors Equity Compensation Plan (the “Plan”) as presented at the Regent 2006 Annual Meeting of Stockholders. The Plan is attached as Annex I to Regent’s Proxy Statement dated April 7, 2006, prepared in connection with the 2006 annual meeting, and the material terms of the Plan are summarized in that Proxy Statement under the heading “Description of the 2006 Directors Equity Compensation Plan.” Annex I to the Proxy Statement and the information contained under the above referenced heading in the Proxy Statement are incorporated herein by reference.
     Effective May 10, 2006, the Compensation Committee of the Board of Directors awarded an aggregate of 30,000 shares of restricted stock to Regent’s non-employee directors, as shown on the table attached as Exhibit 99.1. The terms of the restricted stock awards are subject to the terms and conditions of the Plan and to the additional specific terms set forth in the award letter. The material specific terms of the restricted stock awards are that the shares will vest in 25% increments over a four-year period conditioned upon the recipient remaining on Regent’s Board of Directors as of each anniversary date, subject to acceleration in accordance with the terms of the Plan. Any shares not vested at the time of a recipient’s termination will be forfeited. The form of the restricted stock award is attached as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description

10.1	Regent Communications, Inc. 2006 Directors Equity Compensation Plan *

10.2	Form of Restricted Stock Award pursuant to the Regent Communications, Inc. 2006 Directors Equity Compensation Plan

99.1	Summary of May 10, 2006 Restricted Stock Awards
*	Incorporated by reference to Annex I of the Regent Communications, Inc. Proxy Statement dated April 7, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006	REGENT COMMUNICATIONS, INC.

	By:	/s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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